UNIT CORPORATION
STOCK APPRECIATION RIGHTS AWARD AGREEMENT

PERSONAL AND CONFIDENTIAL

[Date]

Participant Name	[--------------------]
Date of Grant	[--------------------]
Type of Award	Cash Settled SAR
Grant Price per Stock Appreciation Right	[--------------------]
Number of Share equivalents subject to this Award	[--------------------]
Expiration Date	[--------------------]

We are pleased to inform you that as an employee of Unit Corporation or one of its Affiliates, you have been granted an Award of Stock Appreciation Rights (also referred to as a "SARs") under the Unit Corporation Stock and Incentive Compensation Plan (the "Plan"). The SARs give you the opportunity to receive a lump sum cash payment at the time of exercise of the SARs, equal to the result of multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the grant price by (b) the number of Shares with respect to which the SAR (or SARs) is exercised. This Award is subject to your acceptance of this Award as provided in Section 1 below and the terms and conditions that follow in this agreement.

The date of the Award evidenced by this agreement (the "date of grant") and the date the SARs expire are set forth above.

The terms and conditions of this Award, including non-standard provisions permitted by the Plan, are set forth below.

1.  Acceptance of SARs.  The SARs cannot be exercised unless you sign your name in the space provided on the enclosed copy of this agreement and cause it to be delivered to the Secretary of the Company, 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136, before the 30th day after the date of grant. If the Secretary does not timely receive your properly signed copy of this agreement, then, despite anything else stated in this agreement, the SARs will be void as if they were never awarded to you and will be of no effect. Your signing and timely delivering a copy of this agreement will evidence your acceptance of the SARs on the terms and conditions stated in this agreement.

2.  When You Can Exercise the SARs.

(a)
Unless previously forfeited and subject to the other provisions of this agreement, the SARs shall be exercisable in the following percentages of the number of Share equivalents subject to this Award on the following dates:

(i)	[---]% on the [---------------] anniversary of the date of grant;
(ii)	an additional [---]% on the [---------------] anniversary of the date of grant; and

(iii)	the remaining [---]% on the [---------------] anniversary of the date of grant

(b)	Except as otherwise provided in Section 6, the SARs shall lapse on the 10th anniversary of the date of grant.

(c)
SARs shall not become exercisable unless you remain continuously in the employ or service of Unit Corporation or of one of its Affiliates from the date of grant until exercise, except as provided in Sections 6 and 10.

(d)
The right to exercise shall be cumulative. If the full number of Shares with respect to which the SARs are available for exercise in a period shall not be exercised, the balance, subject to any forfeiture provisions, may be exercised at any time or from time to time thereafter before the lapse, forfeiture or termination of the SARs.

3.  Notice of Exercise.  After you vest in them, you may exercise your SARs by delivering a signed Notice of Exercise in the form attached to this agreement to Unit Corporation's Secretary at the office specified above. Delivery of a signed form constitutes your legally binding irrevocable exercise of the SARs, as indicated on the form. In the case of any delivery by facsimile transmission, the original Notice of Exercise form shall be promptly forwarded by you by hand or mail to the Secretary of Unit Corporation. If a properly signed Notice of Exercise form is not received by Unit Corporation's Secretary by the applicable expiration date specified in Sections 2(b), 6 or 7, the notice will be deemed void and of no effect. If notice of exercise of the SARs is given by a person other than you, Unit Corporation may require as a condition to exercise of the SARs the submission to Unit Corporation of appropriate proof of the right of such person to exercise the SARs. A SAR will be deemed to have been exercised on the date on which the notice is received by Unit Corporation's secretary as described above.

4.  Terms of Exercise. On proper exercise of any vested portion of your SARs, you shall be entitled to receive in cash the excess of (i) the Fair Market Value of the specified number of SARs (which shall be equal, on a per share basis, to the Fair Market Value of the Shares) as of the date of exercise over (ii) the grant price of the specified number of SARs.

5. Transferability of SARs.  The SARs shall not be transferable by you otherwise than (i) by will, (ii) by the laws of descent and distribution, or (iii) under a qualified domestic relations order. During your lifetime the SARs shall be exercisable only by you. Any transferred SARs shall continue to be subject to the terms and conditions of this agreement, including, without limitation, the provisions of this Section 5. Any transfer permitted under this agreement shall be promptly reported in writing to Unit Corporation's Secretary.

6.  Affect of Death or Disability.  Despite what is provided for in Section 2, if your employment by or service with Unit Corporation or one of its Affiliates terminates by reason of your death or disability (as determined by the Committee in its sole discretion), all of the SARs will become immediately exercisable in full and non-forfeitable and shall continue to be exercisable for a period of six months from the date of termination.

7.  Affect of Other Causes of Termination of Employment.

(a)
Subject to Section 7(b), if your employment with the Company or a subsidiary terminates otherwise than by reason of your death or disability, the SARs shall be exercisable only with respect to the number of SARs with respect to which it was exercisable on the date of termination of employment and then must be exercised, if at all, within thirty days after your termination of employment or such SARs shall terminate and cease to be exercisable; provided however, that in the case of termination for Cause, such SARs shall be forfeited and no longer exercisable as of the date of your termination of employment.

(b)
For the purposes of this agreement, your employment by an Affiliate of Unit Corporation shall be considered terminated on the date that the company by which you are employed is no longer an Affiliate of Unit Corporation.

8.  Transfer of Employment; Leave of Absence.  A transfer of your employment from Unit Corporation to an Affiliate or vice versa, or from one Affiliate to another, without an intervening period, shall not be deemed a termination of employment. If you are granted an authorized leave of absence, you shall be deemed to have remained in the employ of the company by which you are employed during such leave of absence.

9.  Adjustments in SARs.

(a)
The existence of this agreement and the SARs shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of Unit Corporation (or any of its Affiliates) to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the SARs, the dissolution or liquidation of the company or any sale or transfer of all or any part of its (or their) assets or business.

(b)
In the event of any corporate event or transaction that is subject to the provisions of Section 4.2 of the Plan, the Committee may make adjustments or amendments to the terms of this Award as it deems appropriate, under the circumstances, in its sole discretion. Any adjustments or amendments may include, but are not limited to, (i) changes in the number and kind of Share equivalents set forth above, (ii) changes in the grant price, and (iii) accelerating the vesting of the SARs. The determination by the Committee as to the terms of any adjustments or amendments shall be conclusive and binding.

10.  Change in Control.  Article 14 of the Plan shall apply to the terms of this Award in the event a Change of Control occurs.

11.  Tax Matters.

(a)	You should consult your tax accountant about the tax consequences of the grant, vesting and exercise of the SARs.

(b)
On exercise of a SAR, Federal income tax withholding (and state and local income tax withholding, if applicable) may be required in respect of taxes on income realized. You authorize your employer to withhold from the cash payable to you on your exercise of SARs the amount of tax your employer is obligated to withhold from the payment.

12.  Employment.  Nothing contained in this agreement shall confer on you any right to continue in the employ or other service of Unit Corporation or any of its Affiliates or limit in any way the right of your employer to change your compensation or other benefits or to terminate your employment or other service with or without Cause.

13.  Short-Swing Trading.  An executive officer of Unit Corporation who exercises a SAR or whose SARs are cashed out must report the disposition of the SARs on a Form 4 Statement of Changes in Beneficial Ownership filed within two trading days with the EDGAR database of the Securities and Exchange Commission. While the General Counsel of the Company will draft the Form 4 on your request, the filing is your personal responsibility.

14.  Forfeiture of Award.  If at any time during your employment by Unit Corporation or one of its Affiliates, the Committee determines that you have engaged in any activity in competition with any activity of Unit Corporation or its Affiliates, or activity or conduct that is inimical, contrary or harmful to the interests of Unit Corporation or its Affiliates, including but not limited to:

(a)	conduct relating to your employment for which either criminal or civil penalties against you may be sought;

(b)
conduct or activity that results in the termination of your employment because of your: (i) failure to abide by your employer's rules and regulations governing the transaction of its business, including without limitation, its Code of Business Ethics and Conduct; (ii) inattention to duties, or the commission of acts within employment with your employer amounting to negligence or misconduct; (iii) misappropriation of funds or property of Unit Corporation or any of its Affiliates or committing any fraud against Unit Corporation or any of its Affiliates or against any other person or entity in the course of employment with Unit Corporation or any of its Affiliates; (iv) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of Unit Corporation or any of its Affiliates or to the benefits of which Unit Corporation or any of its Affiliates is entitled; or (v) the commission of a felony or other crime involving moral turpitude;

(c)
accepting employment with, acquiring a 5% or more equity or participation interest in, serving as a consultant, advisor, director or agent of, directly or indirectly soliciting or recruiting any employee of Unit Corporation or any of its Affiliates who was employed at any time during your tenure with Unit Corporation or any of its Affiliates, or otherwise assisting in any other capacity or manner any company or enterprise that is directly or indirectly in competition with or acting against the interests of Unit Corporation of an of its Affiliates (a "competitor"), except for (i) any isolated, sporadic accommodation or assistance provided to a competitor, at its request, by you during your tenure with Unit Corporation of an of its Affiliates, but only if provided in the good faith and reasonable belief that such action would benefit Unit Corporation or any of its Affiliates by promoting good business relations with the competitor and would not harm Unit Corporation or any of its Affiliates interests in any substantial manner or (ii) any other service or assistance that is provided at the request or with the written permission of Unit Corporation or any of its Affiliates;

(d)	disclosing or misusing any confidential information or material concerning Unit Corporation or any of its Affiliates; or

(e)
making any statement or disclosing any information to any customers, suppliers, lessors, lessees, licensors, licensees, regulators, employees or others with whom Unit Corporation or any of its Affiliates engages in business that is defamatory or derogatory with respect to the business, operations, technology, management, or other employees of Unit Corporation or any of its Affiliates, or taking any other action that could reasonably be expected to injure Unit Corporation or any of its Affiliates in its business relationships with any of the foregoing parties or result in any other detrimental effect on Unit Corporation or any of its Affiliates;

then the SARs subject to this Award shall automatically terminate and be forfeited effective as of the date you breached this Section 14.(a) - (e) as determined by the Committee and (i) you must repay to Unit Corporation all amounts paid to you on your exercise of SARS, (ii) if any of the SARs are no longer in your possession you must pay to Unit Corporation, without interest, all cash, securities or other assets received by you on the sale or transfer of the SARs, and (iii) all unvested SARs shall be forfeited.

(f)   If you owe any amount under the above subsections of this Section 14, you acknowledge that your employer may, to the fullest extent permitted by applicable law, deduct such amount from any amounts your employer owes you from time to time for any reason (including without limitation amounts owed to you as salary, wages, reimbursements or other compensation, fringe benefits, retirement benefits or vacation pay). Whether or not your employer elects to make any such set-off in whole or in part, if your employer does not recover by means of set-off the full amount you owe it, you hereby agree to pay immediately the unpaid balance to your employer.

15.  Time of Essence.  Time is of the essence of the provisions of this agreement with respect to delivering notices. There is no grace period.

16.  Binding Effect.  This agreement shall inure to the benefit of and be binding on the parties to this agreement and their respective heirs, executors, administrators, legal representatives and successors. Without limiting the generality of the foregoing, whenever the term "you" is used in any provision of this agreement under circumstances where the provision appropriately applies to the heirs, executors, administrators or legal representatives to whom this Award may be transferred as provided for in this agreement, the term "you" shall be deemed to include that person or persons.

17.  Plan Provisions Govern.

(a)
This Award is subject to the terms, conditions, restrictions and other provisions of the Plan as fully as if all those provisions were set forth in their entirety in this agreement. If any provision of this agreement conflicts with a provision of the Plan, the Plan provision shall control.

(b)
You acknowledge that a copy of the Plan and a prospectus summarizing the Plan was distributed or made available to you and that you were advised to review that material before entering into this agreement. You waive the right to claim that the provisions of the Plan are not binding on you and your heirs, executors, administrators, legal representatives and successors.

(c)	Capitalized terms used but not defined in this agreement have the meaning given those terms in the Plan.

(d)
By your signature below, you represent that you are familiar with the terms and provisions of the Plan, and hereby accept this agreement subject to all of the terms and provisions of the Plan. You have reviewed the Plan and this agreement in their entirety and fully understand all provisions of this agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee on any questions arising under the Plan or this agreement.

18.  Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma despite any laws of the State of Oklahoma that would apply the laws of a different State.

19.  Severability.  If any term or provision of this agreement, or the application of this agreement to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, both parties intend for any court construing this agreement to modify or limit that provision so as to render it valid and enforceable to the fullest extent allowed by law. Any provision that is not susceptible of reformation shall be ignored so as to not affect any other term or provision of this agreement, and the remainder of this agreement, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this agreement shall be valid and enforced to the fullest extent permitted by law.

20.  Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that may be required to be deliver to you (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by Unit Corporation. Electronic delivery may be via electronic mail system or by reference to a location on a company intranet to which you have access. You hereby consent to any and all procedures Unit Corporation has established or may establish for an electronic signature system for delivery and acceptance of any such documents that may be required to be delivered to you, and agrees that your electronic signature is the same as, and shall have the same force and effect as, your manual signature.

21.  Entire Agreement; Modification.  The Plan and this agreement contain the entire agreement between the parties with respect to the subject matter contained in this agreement and may not be modified except as provided in the Plan, as it may be amended from time to time in the manner provided in the Plan (or in this agreement), or as it may be amended from time to time by a written document signed by each of the parties to this agreement. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained in this agreement made before the signing of this agreement shall be void and ineffective for all purposes.

22.  Counterparts.  This agreement may be signed in duplicate counterparts, each of which shall be deemed to be an original.

In Witness Whereof, the parties have caused this agreement to be signed and delivered as of the day and year first above written.

Unit Corporation		Participant:

	___________________________________	_______________________________________
By:	Signature	Signature
Title:
Date:		Date: __________________________________

NOTICE OF EXERCISE

(CASH SETTLED SAR)

To:

Unit Corporation
7130 South Lewis, Suite 1000
Tulsa, Oklahoma 74136	Date of Exercise: ___________________________
Attention: Office of the Corporate Secretary

Ladies and Gentlemen:

This constitutes notice that I elect to exercise my Stock Appreciation Right Award as follows:
Stock appreciation right dated:	_______________________________________
Number of Shares (Common Stock equivalents) as to which stock appreciation right is exercised:	_______________________________________

By this exercise, I (i) agree to provide such additional documents as you may require under the terms of the Unit Corporation Stock and Incentive Compensation Plan, and (ii) authorize you to withhold from the cash payable to me as a result of my exercise the amount (as you determine) of your withholding obligation, if any, relating to my exercise of my stock appreciation right.

Very truly yours,

______________________________________
Signature

______________________________________
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